Exhibit 3 (i).2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MAX USA HOLDINGS LTD.
Max USA Holdings Ltd., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:
FlRST:    The Corporation was originally formed by the filing of the original certificate of incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware (the "Secretary of State") on November 29, 2006.
SECOND:    This Amended and Restated Certificate of Incorporation (the "Restated Certificate") was duly adopted by the Board of Directors and the sole stockholder of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL") solely to reflect the change of the Corporation's name from "Max USA Holdings Ltd." to "Alterra USA Holdings Limited."
THIRD:    This Restated Certificate restates, integrates and further amends the provisions of the certificate of incorporation of the Corporation.
FOURTH:    The text of the certificate of incorporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is "Alterra USA Holdings Limited."
ARTICLE II
PURPOSE
The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
ARTICLE III
REGISTERED AGENT
The street address of the initial registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the Corporation's initial registered agent at such address is The Corporation Trust Company.

ARTICLE IV
CAPITALIZATION

The total number of shares of capital stock which the Corporation is authorized to issue is 1000 shares, all of which shares shall be Common Stock having a par value of $0.01 per share.

ARTICLE V
DIRECTORS
Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors ("Board"). In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the By- Laws (the "By-Laws") of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DOCL, this Certificate and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such By-Laws had not been adopted.
Section 5.2    Election. Unless and except to the extent that the By-Laws shall so require, the election of directors need not be by written ballot.
ARTICLE VI
BY-LAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the sole stockholder.
ARTICLE VII
LIMITED LIABILITY; INDEMNIFICATION
Section 7.1    Limitation of Personal Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation or its sole stockholder for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its sole stockholder shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 7.1 by the sole stockholder of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 7.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 7.2 Indemnification.
(a)    Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a ''proceeding'') by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "Covered Person"), whether the basis of such proceeding is alJeged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' tees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 7.2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.
(b)    The rights conferred on any Covered Person by this Section 7.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the By Laws, an agreement, vote of the sole stockholder or disinterested directors, or otherwise.
(c)    Any repeal or amendment of this Section 7.2 by the sole stockholder of the Corporation or by changes in law, or the adoption of any Other provision of this Certificate inconsistent with this Section 7.2, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)    This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE VIII
AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by this Certificate and the DGCL; and except as set forth in ARTICLE VII, all rights, preferences and privileges herein conferred upon the sole stockholder, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned Assistant Secretary of the Corporation hereto has caused this Amended and Restated Certificate of Incorporation to be duly executed as of the 13th day of May, 2010.

/s/ Bernard Asirifi
Bernard Asirifi, Assistant Secretary